UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               December 21, 2004

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK 11354
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
            (17 CFR 240.14d-2(b))

( )       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
            (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

   On December 23, 2004 Flushing Financial Corporation (the "Company") and its wholly owned subsidiary, Flushing Savings Bank, FSB (the "Bank"), entered into a retirement agreement with Michael J. Hegarty, providing that Mr. Hegarty will retire as President and Chief Executive Officer on June 30, 2005. The retirement agreement provides that, in accordance with his employment agreement, upon his retirement Mr. Hegarty will receive a one-time payment of $769,500, payment of his deferred compensation account and supplemental retirement benefits established under his employment agreement and certain health and welfare benefits. The retirement agreement also provides that, in the event of Mr. Hegarty's death before his retirement, his beneficiaries will receive a lump sum death benefit in the amount of $1,069,500 (reduced to $1,019,500 if death occurs after May 27, 2005) and certain health and welfare benefits. Attached as exhibit 10.19 is Mr. Hegarty's Retirement Agreement.

   On December 21, 2004, in connection with their appointment as directors as discussed in Item 5.02(d), each of Steven J. D'Iorio and Donna M. O'Brien entered into an indemnity agreement with the Company and the Bank. The indemnity agreements provide for mandatory indemnification of each director to the full extent permitted by law for any claim arising out of such person's service to the Company or the Bank. The agreements also provide for advancement of expenses and specify procedures for determining entitlement to indemnification in a particular case. The agreements are substantially the same as those previously entered into by the Company and the Bank with their directors, which were originally filed as exhibit 10.8(a) to the Company's Form 10-Q for the period ended September 30, 1996.

   On December 21, 2004, the board of directors of the Company awarded cash bonuses under the Company's Annual Incentive Plan for Selected Officers to the following executive officers in the following amounts: Michael J. Hegarty - $225,000; John R. Buran - $150,000; David W. Fry - $45,000; Francis W. Korzekwinski - $56,000; Henry A. Braun - $56,000; Robert L. Callicut - $55,000; and Anna M. Piacentini - $46,000.

Item 5.02 (b)    Departure of Directors or Principal Officers

    Pursuant to the retirement agreement referred to in Item 1.01, as approved by the Company's board of directors on December 21, 2004, Michael J. Hegarty will retire as President and Chief Executive Officer of the Company and the Bank, effective June 30, 2005. Mr. Hegarty will continue to serve on the Company's and the Bank's Board of Directors after his retirement.

Item 5.02 (c)    Appointment of Principal Officer

    On December 21, 2004, John R. Buran was named to succeed Michael J. Hegarty as President and Chief Executive Officer, effective upon Mr. Hegarty's retirement on June 30, 2005.

    Mr. Buran, age 55, has served as Executive Vice President and Chief Operating Officer of the Company and the Bank since January 2001. During 2003 Mr. Buran was elected a Director of the Company. Prior to joining the Company, Mr. Buran was a consultant for approximately one year. Mr. Buran was Executive Vice President of the New York Metro Division of Fleet Bank, NA from 1996 to 2000, and Senior Vice President, Division Head, Retail Services of NatWest's Consumer Banking Group from 1994 to 1996. Prior to 1994, he held several management positions at Citibank/Citicorp, most recently as Vice President, New York Investment Sales.

    Mr. Buran continues to be employed under his existing employment agreements with the Company and the Bank, the material terms of which are described in the Company's proxy statement for its 2004 Annual Meeting The employment agreements were originally filed as exhibits 10.6 and 10.7 on Form 10-K for the year ended December 31, 2000. Mr. Buran is also a party to indemnity agreements with the Company and the Bank substanitially in the form of exhibits 10.8(a) and 10.8(b) to the Company's Form 10-Q for the period ended September 30, 1996.

Item 5.02 (d)    Election of Directors

    On December 21, 2004, Steven J. D'Iorio and Donna M. O' Brien were appointed to the board of directors of the Company and the Bank. Mr. D'Iorio's term expires in 2006, and Ms. O'Brien's term expires in 2005.

    Mr. D'Iorio will serve on the Loan Committee. Ms. O'Brien will serve on the Compensation Committee and the Audit Committee.

    In connection with the appointment of these directors, the Company increased the size of its board of directors from eleven to twelve.

Item 9.01(c)    Exhibits

10.12(a)   Indemnity Agreements dated December 21, 2004 among Flushing Savings Bank, FSB, Flushing Financial Corporation, and, separately, each of Steven J. D'Iorio and Donna M. O'Brien(incorporated by reference to Exhibit 10.8(a) to the Company's Form 10-Q for the period ended September 30, 1996).

10.19   Retirement Agreement among Flushing Financial Corporation, Flushing Savings Bank, FSB and Michael J. Hegarty, dated December 23, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2004

FLUSHING FINANCIAL CORPORATION

By:	/s/ David W. Fry
Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit		Page
10.12(a)
	Indemnity Agreements dated December 21, 2004 among Flushing Savings Bank, FSB, Flushing Financial Corporation, and, separately, each of Steven J. D'Iorio and Donna M. O'Brien(incorporated by reference to Exhibit 10.8(a) to the Company's Form 10-Q for the period ended September 30, 1996).
10.19	Retirement Agreement among Flushing Financial Corporation, Flushing Savings Bank, FSB and Michael J. Hegarty, dated December 23, 2004.	6